UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 27, 2009
Sparton Corporation
(Exact Name of Registrant as Specified in Its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)
(517) 787-8600

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
On January 27, 2009, Sparton Corporation, an Ohio corporation (the “Company”), received written notice from NYSE Regulation, Inc. (“NYSE Regulation”) that the minimum market capitalization continued listing standard set forth in Section 802.01B of the New York Stock Exchange (the “NYSE”) Listed Company Manual had been revised from $25 million to $15 million effective for a period of 90 days from January 22, 2009 to April 22, 2009 (the “Notice”).
As the Company previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on
November 7, 2008, the Company received a notice from NYSE Regulation on November 6, 2008 that the Company did not then comply with the $25 million minimum market capitalization standard. The Company now meets the revised minimum market capitalization standard and NYSE Regulation advised the Company that it will continue to trade on the NYSE during the effective period. NYSE Regulation noted, however, that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable
As the Company previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2008, the Company received a notice from NYSE Regulation on September 29, 2008 that the Company did not then comply with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s market capitalization was less than $75 million over a 30 trading-day period and, at the same time, its shareowners’ equity was less than $75 million. In the Notice, NYSE Regulation also required the Company to file by February 13, 2009 a written plan to achieve compliance with this continued listing standard (the “Plan”). The Plan must demonstrate the Company’s ability to achieve compliance with this continued listing standard within 18 months from the date of the notice.
The Company issued a Press Release on January 27, 2009 announcing that it had received the Notice.
ITEM 9.01. FINANCIAL STATEMENTS & EXHIBITS
(d) Exhibits.

Exhibit 99.1	Press Release dated January 27, 2009 issued by Sparton Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
/s/ Cary B. Wood
Cary B. Wood
January 27, 2009	Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 27, 2009 issued by Sparton Corporation.